UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Event Earliest Reported): June 7, 2010 (June 3, 2010)

Trans-Pacific Aerospace Company, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-148447	36-4613360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30950 Rancho Viejo Rd #120,

(Address of principal executive offices)

(949) 260-0150

(Registrant's telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 3, 2010, we amended our Bylaws to add the following new Article V, Section 3:

Section 3.  Share Certificates:

The shares of the Corporation shall be represented by certificates or, where allowed for or required by applicable law, shall be electronically issued without a certificate.  Every registered holder of one or more shares of the Corporation is entitled, at the option of the holder, to a share certificate, or a non-transferable written certificate of acknowledgement of the right to obtain a share certificate, stating the number and the class of shares held as shown on the securities register.  Any certificate shall be signed in accordance with these bylaws and need not be under corporate seal.  Certificates shall be manually countersigned by at least one director or officer of the Corporation and may be countersigned by or on behalf of a registrar or transfer agent of the Corporation.  Subject to the provisions of the Nevada Business Corporations Act, the signature of any signing director, officer, transfer agent or registrar may be printed or mechanically reproduced on the certificate.  Every printed or mechanically reproduced signature is deemed to be the signature of the person whose signature it reproduces and is binding on the Corporation.  A certificate executed as set out in this section is valid even if a director or officer whose printed or mechanically reproduced signature appears on the certificate no longer holds office as of the date of the issue of the certificate.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description

3.1	Amendment No. 1 to Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 7, 2010
Trans-Pacific Aerospace Company, Inc.
a Nevada corporation

By:  /s/ Matt Szot

Name: Matt Szot
Title: Chief Financial Officer